                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): January 18, 2000
                                                         ----------------



                                  SHANECY, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)



         Delaware                       0-25521                  88-0407731
         --------                       -------                  ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)





                9777 Wilshire Boulevard, Beverly Hills, CA 90212
                ------------------------------------------------
                (Address of principal executive offices/Zip Code)


       Registrant's telephone number, including area code: (310) 205-6090
                                                           --------------

              Former name, former address, and former fiscal year,
                          if changed since last report:
            1530-625 Howe Street, Vancouver, British Columbia V6C2T6
            --------------------------------------------------------

Forward-Looking Statements

         There are forward-looking statements in this document, and in Shanecy, Inc.'s (to be known as Inc.ubator Capital, Inc., and referred to in this document as Inc.ubator) public documents to which they may refer, that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of Inc.ubator's operations. Also, when any of the words "may," "will," "believe," "expect," "anticipate," "estimate," "continue" or similar expressions are used, Inc.ubator is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Inc.ubator's results or performance to differ materially from those expressed in any forward-looking statements. These and other risks are described in Inc.ubator's other publicly filed documents and reports that are available from Inc.ubator and from the SEC.

Item 2.  Acquisition or Disposition of Assets

         Inc.ubator is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K filed on February 2, 2000 to provide information regarding subsequent events related to the acquisitions discussed herein and to correct and clarify information previously disclosed.

Brunswick Capital Partners, Inc.

         Through its wholly-owned subsidiary, Shanecy Holding Inc. ("SHI"), Inc.ubator acquired preferred stock (the "eCard Solutions Stock") in eCard Solutions, Inc. (formerly Brunswick Capital Partners, Inc.) ("eCard Solutions"), convertible into 40% of the common stock of eCard Solutions. SHI acquired the eCard Solutions Stock by way of merger, on January 11, 2000, with Thesseus Holdings, Inc., a wholly-owned subsidiary of Thesseus International Asset Fund N.V. ("Thesseus"). At the time of the merger, several principals of Thesseus were also officers and/or directors of Inc.ubator. SHI was the surviving corporation in the merger. The consideration agreed to be paid for the eCard Solutions Stock, together with the InfoBase Stock described below, was 2,000,000 shares of restricted common stock of Inc.ubator. The agreement between the parties contemplated that the payment be made on or before February 29, 2000. The amount of consideration was determined by the market price of Inc.ubator's stock at the end of December 1999, and was calculated to equal the book value of the eCard Solutions Stock. Effective January 18, 2000, Incubator and SHI amended their agreement with Thesseus with respect to the acquisition of eCard Solutions and InfoBase Direct Marketing Services, Inc. to change the delivery date of the 2,000,000 shares of common stock that Thesseus was entitled to receive as consideration from February 29, 2000 until the filing and effectiveness of an Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware increasing Inc.ubator's authorized stock.

         eCard Solutions is a national, specialty financial services company that intends to use proprietary database mining, marketing techniques, automated systems and information technology to issue credit cards to moderate income consumers. eCard Solutions will manage the resulting portfolio of accounts in an attempt to ensure that they remain in a performing status. General purpose credit cards have become the primary payment mechanism for e-commerce transactions over the Internet. eCard Solutions is headquartered in Sioux Falls, South Dakota and its management has over ten years experience in the origination and servicing of credit cards.

         The income level of moderate income consumers ($25,000 to $50,000 per year) presents a profile that is unattractive to the majority of credit card issuers who are focused on the upper income consumer who can qualify for gold and platinum cards. Given their economic circumstances, eCard Solutions believes moderate income consumers that have had access to credit often experience problems due largely to circumstances beyond their control (i.e. employment interruption, marriage break-up, extended uninsured illness, etc.). Once a credit problem has tarnished an individual's credit report, it becomes extremely difficult to obtain new credit, regardless of the change in the individual's economic circumstances. Compounding the credit access problems of many moderate income consumers is the fact that they generally have not been schooled in the basics of personal financial management.

         To address the opportunity represented by this underserved, 30 million to 40 million household market, eCard Solutions intends to use proprietary data mining, neural network analysis and database management software, to identify those moderate income consumers who it believes have a high probability of handling a credit card responsibly. It is intended that identified individuals are then sent skillfully prepared direct mail pieces, which will be followed up by telephone contact. The telephone contact is intended to focus the consumer on the offer, gathers comprehensive current information so that underwriting the credit application can properly evaluate the consumer's present financial status and educate the consumer on the importance of the timely payments. eCard Solutions believes that the telephone contact also represents the first important step in building a personalized relationship between eCard Solutions and the customer. The initial credit limit established will be generally $300 to $2,500, which will permit the borrower to demonstrate that the credit now available can be successfully handled. The consumer will earn additional credit in two ways. First, as the balance owed is paid down, automatic access will be provided to additional credit up to the approved limit. Second, as successful payment performance is demonstrated, the credit limit will be increased. Thus, consumers will be given every incentive to properly handle the credit made available as a means of improving their overall credit profile, as well as gaining expanded credit availability from eCard Solutions.

         eCard Solutions intends to establish relationships with a number of leading vendors regarding credit card origination, issuing, processing and servicing. Through these relationships, eCard Solutions anticipates that it will be able to cost-effectively optimize the operational aspects of its business, as well as scale up or down as conditions and circumstances warrant. In turn, Inc.ubator believes these arrangements will permit eCard Solutions' management to concentrate their efforts and energies on marketing and account management functions.

         eCard Solutions intends to use several companies to market its programs and acquire customers. One of the companies used will be InfoBase Direct Marketing Services, Inc., an affiliated company. Unsecured VISA(R) credit cards will be issued to eCard Solutions' customers through an Issuing and Participation Agreement with CorTrust Bank, NA, Sioux Falls, South Dakota ("CTB"). CTB will be responsible for compliance and regulatory issues, account set up, daily settlement, customer service, complaints, and customer correspondence, as well as all aspects of account servicing and delinquency management under eCard Solutions' oversight and in accordance with eCard Solutions' policies. eCard Solutions has also entered into an agreement with Universal Transactions, Inc. ("UTI") to provide fully automated, on line, credit scoring and application processing and underwriting. UTI's system accesses the consumer's credit report and automatically evaluates it relative to underwriting guidelines that have been established by eCard Solutions and CTB. First Data Resources, Inc. will be responsible for all credit card payment processing, collections, and billing.

         eCard Solutions also intends to market credit cards to moderate income consumers via the Internet. Developmental efforts are currently underway with respect to an Internet based, online account processing and underwriting system. Upon completion, the consumer would be able to apply for eCard Solutions products online and be given a credit approval decision in seconds, all in accordance with eCard Solutions' pre-established underwriting criteria. eCard Solutions further intends to provide interactive customer service support, permitting the customer to make online inquiries regarding their applications and obtain other account information, make inquiries, resolve account issues, etc.

         On March 13, 2000, a transaction was completed by which: (i) eCard Solutions issued 255 shares of common stock to three new stockholders who also became employees of eCard Solutions, (ii) eCard Solutions filed an amendment to its articles of incorporation to create two separate series of preferred stock (i.e. Series A and Series B) and to change its name to eCard Solutions, Inc. from its former name of Brunswick Capital Partners, Inc., (iii) eCard Solutions issued to Inc.ubator 1,000,000 shares of Series B Preferred Stock for $1,000,000, to be paid on an installment basis, and (iv) eCard Solutions repurchased 255 shares of common stock from one of its existing stockholders. eCard Solutions has the right to redeem the Series B Preferred Shares held by Inc.ubator for $1.00 per share until March 1, 2003. The preferred stock originally acquired by Inc.ubator was reclassified as Series A Preferred Stock. The Series A Preferred Stock is convertible into 20% of the common stock of eCard Solutions at any time after March 1, 2003 if the Series B Preferred Stock has been redeemed on or before such date. If the Series B Preferred Stock has not been redeemed on or before such date, then the Series A Preferred Stock and the Series B Preferred Stock will, together, be convertible by Inc.ubator into 40% of the common stock of eCard Solutions.

InfoBase Direct Marketing Services, Inc.

         Through a wholly-owned subsidiary, Shanecy Holdings, Inc. ("SHI"), Inc.ubator acquired preferred stock (the "InfoBase Stock") in InfoBase Direct Marketing Services, Inc. ("InfoBase"), convertible into 49% of the common stock of InfoBase. SHI acquired the InfoBase Stock by way of merger, on January 11, 2000, with Thesseus Holdings, Inc., a wholly-owned subsidiary of Thesseus. At the time of the merger, several principals of Thesseus were also officers and/or directors of Inc.ubator. SHI was the surviving corporation in the merger. The consideration agreed to be paid for the InfoBase Stock, together with the eCard Solutions Stock described above, was 2,000,000 shares of restricted common stock of Inc.ubator. The amount of consideration was determined by the market price of Inc.ubator's stock at the end of December 1999, and was calculated to equal the book value of the InfoBase Stock. Effective January 18, 2000, Inc.ubator and SHI amended their agreement with Thesseus with respect to the acquisition of eCard Solutions and InfoBase to change the delivery date of 2,000,000 shares of common stock that Thesseus was entitled to receive as consideration from February 29, 2000 until the filing and effectiveness of an Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware increasing Inc.ubator's authorized stock.

         InfoBase is an information based, technology driven direct marketing company that designs, develops and implements sophisticated inbound and outbound marketing programs using the Internet and computerized call management systems for companies targeting the moderate income consumer. InfoBase has developed proprietary software to facilitate sales tracking, data mining, neural networking and data base management designed to individually target consumers. The management of InfoBase has over 60 years experience designing and implementing inbound and outbound programs to moderate income consumers and is headquartered in Carlsbad, California.

         InfoBase provides its clients inbound/outbound telemarketing and Internet based services consisting of direct sales activities, integrated direct mail programs, call list analysis profiling, sales tracking, data analysis and reporting. Dialing strategies are created and distributed as calling campaigns to the sales agents. InfoBase's computerized call management system utilizes predictive dialers that automatically dial telephone numbers, determine if a live connect is made and present connected calls to a sales agent.

         InfoBase provides inbound teleservices support for activities such as customer service, response to customer inquiries, and order processing. InfoBase uses automated call distributors (Voice Response Units) to direct callers to the appropriate agent, who has access to on-line support databases to address customers' needs. Scripts are drafted and approved by the client for sales agents to utilize. To enable quality assurance, call monitoring and sales verification are employed. All sales confirmations are recorded and management personnel verify accuracy and authenticity of transactions.

         InfoBase utilizes the latest technologies to extract data from the client's database for sales/performance analysis and reporting. Data mining, neural networking and fuzzy logic software helps InfoBase's staff design, develop and analyze key information for clients relative to the performance of their programs. Reports are produced on request, daily, weekly and monthly. Pre and post sales analysis of call lists are provided for the client so it may evaluate the effectiveness of InfoBase's sales techniques and strategies.

         InfoBase provides integrated direct mail programs that are developed and tailored to each client's customer base. It achieves a higher response rate to the mailing as calling campaigns are implemented to coincide with the mail.

         Given the growing potential of primary channel alternatives, InfoBase is constantly expanding its capabilities in database marketing. InfoBase has brought its customer list in house for this first phase as its database sophistication is expanded. Registration cards and periodic customer surveys assist InfoBase in understanding its customer and measure the success of the marketing, sales and product activities. Profile overlays of other lists fill in the awareness gaps. This in-house presence provides the sales and technical support teams with tools that streamline operations while updating customer knowledge. InfoBase's customer information system helps in making sound decisions by providing historical answers to the marketing questions posed.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.

         The most recent audited financial statements of InfoBase and eCard Solutions as of December 31, 1999 and 1998 and the related statements of operations and deficit and cash flows for each of the two years in the period ended December 31, 1999 and for the periods from incorporaton to December 31, 1999 are included in Exhibit 99.1.

(b)      Pro-forma Financial Information

         The unaudited pro forma consolidated balance sheet as at December 31, 1999, and the unaudited pro forma consolidated statements of operations for the nine months ended December 31, 1999 and for the year ended March 31, 1999, give effect to the acquisition of each of InfoBase and eCard Solutions. The unaudited pro forma financial information is based on the historical financial statements of the Company, InfoBase and eCard Solutions. The unaudited pro forma consolidated balance sheet gives effect to the acquisitions as if they had occurred on December 31, 1999, and the unaudited pro forma consolidated statements of operations give effect to the acquisitions as if they had occurred on January 1, 1998.

SHANECY, INC.
Unaudited Pro Forma Consolidated Balance Sheet (note 3)

As at December 31, 1999

------------------------------------------------------------------------------------------------------------------------
                                                                BCP / IDMS            Pro Forma        Pro Forma
                                                  Shanecy       Businesses           Adjustments      Consolidated
------------------------------------------------------------------------------------------------------------------------
Assets
Current Assets
     Cash                                       $   64,893        $        -                          $    64,893
     Subscriptions receivable                       25,000                 -                               25,000
     Prepaids                                       75,000                 -                               75,000
     Due from related parties                       24,871                 -                               24,871
                                               ------------    -------------                         ------------
                                                   189,764                 -                              189,764
Investments
     Eikos Management, LLC                       6,556,869                 -                            6,556,869
     Brunswick Capital Partners, Inc.                    -         6,276,996                            6,276,996
     InfoBase Direct Marketing
     Services, Inc.                                      -           367,791                              367,791

Other  assets                                        2,000                 -                                2,000
                                               ------------    --------------                        ------------
                                                $6,748,633        $6,644,787                          $13,393,420
                                               ============    ==============                        ============

Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable and accrued               $   12,016        $        -                          $    12,016
     liabilities

Shares subscribed but unissued                     140,000                 -                              140,000

Shareholders' Equity
Common shares                                       17,490             2,000                               19,490
Preferred shares to be
authorized and issued                            6,592,494                 -                            6,592,494
Additional paid-in capital                          27,185         6,642,787                            6,669,972
Deficit                                            (40,552)                -                              (40,552)
                                               ------------    -------------                         ------------
Total shareholders' equity                       6,596,617         6,644,787                           13,241,404
                                               ------------    -------------                         ------------
Total liabilities and shareholders'
equity                                          $6,748,633        $6,644,787                          $13,393,420
                                               ============    =============                         ============

SHANECY, INC.
Unaudited Pro Forma Consolidated Statement of Operations (note 3)

Nine months ended December 31, 1999

---------------------------------------------------------------------------------------------------------------------------
                                                                   BCP / IDMS          Pro Forma         Pro Forma
                                                     Shanecy       Businesses         Adjustments       Consolidated
---------------------------------------------------------------------------------------------------------------------------
Revenue:
Bank interest                                    $       33       $        -                            $       33
Losses of equity accounted
investees                                                 -         (697,434)                             (697,434)

                                                 -----------      ------------                          ------------
Total revenue                                            33         (697,434)                             (697,401)
                                                 -----------      ------------                          ------------

Expenses:
Selling, general and administrative expenses         24,732                 -                                24,732

                                                 -----------      ------------                          ------------
Total expenses                                       24,732                 -                                24,732
                                                 -----------      ------------                          ------------

Net loss                                         $ (24,699)       $ (697,434)                           $ (722,133)
                                                 ===========      ============                          ============



Net loss per share                                                                                      $    (0.05)
                                                                                                        ============

SHANECY, INC.
Unaudited Pro Forma Consolidated Statement of Operations (note 3)

Year ended March 31, 1999

---------------------------------------------------------------------------------------------------------------------------
                                                                        BCP / IDMS          Pro Forma           Pro Forma
                                                     Shanecy            Businesses         Adjustments        Consolidated
---------------------------------------------------------------------------------------------------------------------------
Revenue:
Bank interest                                      $       -            $       -                               $         0
Losses of equity accounted
investees                                                  -             (501,469)                                 (501,469)

                                                   ----------           -----------                            -------------
Total revenue                                              -             (501,469)                                 (501,469)
                                                   ----------           -----------                            -------------

Expenses:
Selling, general and administrative expenses           3,578                    -                                     3,578

                                                   ----------           -----------                            -------------
Total expenses                                         3,578                    -                                     3,578
                                                   ----------           -----------                            -------------

Net loss                                           $  (3,578)           $(501,469)                              $  (505,047)
                                                   ==========           ===========                            =============



Net loss per share                                                                                              $     (0.04)
                                                                                                               =============

SHANECY, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements

--------------------------------------------------------------------------------

1.   Basis of presentation:

     The accompanying unaudited pro forma consolidated financial statements of Shanecy, Inc. ("Shanecy") are based upon the historical financial statements of Shanecy giving effect to the transaction described in note 2. These pro forma financial statements do not purport to represent Shanecy's financial position and results of operations that would have been attained had the transactions actually taken place at the dates indicated and do not purport to be indicative of the effects that may be expected to occur in the future. These pro forma financial statements also do not give effect to any events, including any synergies that Shanecy is able to achieve, other than those discussed in the notes to the pro forma financial statements.

     The pro forma financial statements have been compiled from financial information in the:

     (a) unaudited consolidated financial statements of Shanecy as at and for the nine months ended December 31, 1999;

     (b) audited financial statements of Shanecy as at and for the year ended March 31, 1999;

     (c) audited financial statements of Brunswick Capital Partners, Inc. ("BCP") and InfoBase Direct Marketing Services, Inc. ("IDMS"), together hereinafter called the "BCP / IDMS Businesses", as at and for the years ended December 31, 1999 and 1998;

     (d) unaudited information of BCP and IDMS included in their internal books of account; and

     (e) the additional information set out in note 2.

     These pro forma financial statements should be read in conjunction with the financial statements of BCP and IDMS included elsewhere in this Form 8-K/A.

     Shanecy's consolidated financial statements are prepared by management in accordance with United States generally accepted accounting principles ("GAAP"). The BCP / IDMS Businesses amounts have been extracted from the financial statements of the BCP / IDMS Businesses prepared in accordance with GAAP.

2.   Pro forma transactions and assumptions:

     In January, 2000, Shanecy, through its wholly-owned subsidiary Shanecy Holdings, Inc., acquired preferred shares in BCP, convertible into 40% of BCP's outstanding common shares, and preferred shares of IDMS, convertible into 49% of IDMS' outstanding common shares, for consideration of 2,000,000 common shares of Shanecy.

SHANECY, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements

-------------------------------------------------------------------------------

2.   Pro forma transactions and assumptions (continued):

     These investments were acquired from Thesseus International Asset Fund N.V., ("Thesseus"), which has certain directors in common with Shanecy and is a significant shareholder of Shanecy. Accordingly, the values of the investments acquired in this transaction have been determined based on their book value in the accounts of Thesseus.

3.   Pro forma adjustments:

     (a) Pro forma consolidated balance sheet:

     The pro forma consolidated balance sheet gives effect to the acquisitions as if they had occurred on December 31, 1999.

     (b) Pro forma consolidated statements of operations:

     The pro forma consolidated statements of operations give effect to the acquisitions as if they had occurred on January 1, 1998.

     Shanecy has adopted the equity method of accounting for these investments, which are subject to significant influence by Shanecy. As Shanecy has a March 31 fiscal year end and the BCP / IDMS Businesses have December 31 fiscal year ends, Shanecy has included the investees' operating results for the year ended December 31, 1998 in its pro forma operating results for the year ended March 31, 1999. Similarly, Shanecy's pro forma operating results for the nine months ended December 31, 1999 include the investees' operating results for the nine months ended September 30, 1999.

4.   Share capital:

     ---------------------------------------------------------------------------------------------------------
                                                                         Number of                  Additional
                                                                          common        Stated        paid-in
                                                                          shares        values        capital
     ---------------------------------------------------------------------------------------------------------
     Share capital, Shanecy                                             17,490,000      $17,490     $   27,185

     Shares to be issued on acquisition of BCP and IDMS                  2,000,000        2,000      6,642,787
     ---------------------------------------------------------------------------------------------------------
     Balance                                                            19,490,000      $19,490     $6,669,972
     ---------------------------------------------------------------------------------------------------------

     Pro forma net loss per share has been calculated by dividing pro forma net loss by the weighted average number of shares outstanding. The weighted average number of shares outstanding represents Shanecy's weighted average number of shares outstanding for the nine months ended December 31, 1999 and for the year ended March 31, 1999, in each instance plus the 2,000,000 common shares to be issued for the acquisition of the BCP / IDMS, Businesses assuming such shares had been issued on January 1, 1998.

(c)      The following is a list of the Exhibits:

         2.1 Acquisition Agreement dated December 30, 1999 between Shanecy Holdings, Inc. and Shanecy, Inc.*

         2.2 Agreement and Plan of Merger dated December 30, 1999 among Shanecy Holdings, Inc., Shanecy, Inc., Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.*

         2.3 Acquisition Agreement dated December 30, 1999 between Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.*

         2.4 Amendment to Agreement and Plan of Merger dated December 30, 1999 among Shanecy Holdings, Inc., Shanecy, Inc., Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.

        99.1 Audited financial statements of InfoBase and eCard Solutions as of December 31, 1999 and 1998 and the related statements of operations and deficit and cash flows for each of the two years in the period ended December 31, 1999 and for the periods from incorporation to December 31, 1999.

        99.2  Press Release dated January 20, 2000*

--------
* Incorporated by reference from the Current Report in Form 8-K, dated January 18, 2000, filed with the SEC on February 2, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SHANECY, INC.


Date:  April 1, 2000                   By: /s/ Michael Bodnar
       ----------------                    -------------------
                                           Michael Bodnar
                                           Treasurer and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
2.1         Acquisition Agreement dated December 30, 1999 between Shanecy
            Holdings, Inc. and Shanecy, Inc.*

2.2 Agreement and Plan of Merger dated December 30, 1999 among Shanecy Holdings, Inc., Shanecy, Inc., Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.*

2.3 Acquisition Agreement dated December 30, 1999 between Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.*

2.4 Amendment to Agreement and Plan of Merger dated December 30, 1999 among Shanecy Holdings, Inc., Shanecy, Inc., Thesseus Holdings, Inc. and Thesseus International Asset Fund N.V.

99.1 Audited financial statements sheets of InfoBase and eCard Solutions as of December 31, 1999 and 1998 and the related statements of operations and deficit and cash flows for each of the two years in the period ended December 31, 1999 and for the periods from incorporation to December 31, 1999.

99.2        Press Release dated January 20, 2000*














----------------
* Incorporated by reference from the Current Report in Form 8-K, dated January 18, 2000, filed with the SEC on February 2, 2000.